EQUALNET HOLDING CORP.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                JANUARY 31, 1998

                                                                                     TRANSACTION ADJUSTMENTS          PRO-FORMA
                                                                  1/31/98        ------------------------------       POST-TRANS
                                                                (UNAUDITED)          DR.                 CR.           1/31/98
                                                               -----------      -----------          ----------      -----------
ASSETS
Current Assets
    Cash & Equivalents ......................................  $   835,765       $4,000,000(D)       $  533,000(C,F) $ 4,302,765
    Accounts Receivable (net) ...............................    5,211,190             --                  --          5,211,190
    Receivable from Officers ................................       32,167             --                  --             32,167
    Due From Agents (net) ...................................    1,740,524             --                  --          1,740,524
    Prepaid Expenses and Other ..............................      284,273             --                  --            284,273
                                                               -----------      -----------          ----------      -----------
    Total Current Assets ....................................    8,103,919        4,000,000             533,000       11,570,919

Property & Equipment
    Computer Equipment ......................................    3,513,390       14,037,133(C,D,F)         --         17,550,523
    Office Furniture & Fixtures .............................    1,209,032             --                  --          1,209,032
    Leasehold Improvements ..................................    1,174,777             --                  --          1,174,777
                                                               -----------      -----------          ----------      -----------
                                                                 5,897,199       14,037,133                --         19,934,332
    Accumulated Depreciation & Amortization .................   (3,826,972)            --                  --         (3,826,972)
                                                               -----------      -----------          ----------      -----------
                                                                 2,070,227       14,037,133                --         16,107,360

    Customer Acquisition Costs (net of amort) ...............      823,418             --                  --            823,418
    Other Assets ............................................    1,176,599          500,000(D)             --          1,676,599
    Goodwill (net of amort) .................................      908,357             --                  --            908,357
                                                               ===========      ===========          ==========      ===========
    TOTAL ASSETS ............................................  $13,082,520      $18,537,133          $  533,000      $31,086,653
                                                               ===========      ===========          ==========      ===========

                 See notes to unaudited pro forma balance sheet

                             EQUALNET HOLDING CORP.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                JANUARY 31, 1998

                                                                                    TRANSACTION ADJUSTMENTS          PRO-FORMA
                                                                 1/31/98       -------------------------------      POST-TRANS
                                                               (UNAUDITED)          DR.                 CR.           1/31/98
                                                              -----------      -----------         -----------     -----------
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
    Accounts Payable .......................................  $ 2,357,928             --                  --        $ 2,357,928
    Accrued Expenses .......................................    1,669,762             --                  --          1,669,762
    Accrued Sales Taxes ....................................      325,456             --                  --            325,456
    Brokerage Commissions Payable ..........................       79,056             --                  --             79,056
    Payable to Providers of LD Services ....................    6,939,163             --                  --          6,939,163
    Notes Payable to LD Provider ...........................    1,166,645             --                  --          1,166,645
    Note Payable to Willis Group ...........................    1,000,000      $ 1,051,333(A)             --            (51,333)
    Discount on Note .......................................      (21,370)            --           $    21,370(A)          --
    Subordinated Note - In Default .........................    3,216,651        3,216,651(B)             --               --
    Contractual Obligation with Regards to Receivables .....    2,528,173             --                  --          2,528,173
                                                              -----------       ----------         -----------      -----------
    Total Current Liabilities ..............................   19,261,464        4,267,984              21,370       15,014,850

    Long Term Debt .........................................         --               --             6,050,000(C)     6,050,000
    Commitments & Contingencies ............................         --               --                  --               --

    Shareholders' Equity (Deficit)
       Preferred Stock $0.01 par ...........................         --               --                    30(B)            50
       value, 1,000,000 shares authorized and 0 ............         --               --                    20(D)
       shares outstanding (Pro Forma 5,000,000
       shares authorized, 2,000 Series A and 3,000
       Series B shares issued and outstanding ..............
       Series A Liquidation Value $2,000,000,
       Series B Liquidiation Value $3,000,000)
       Common Stock, $0.01 par value, 20,000,000 ...........       66,827             --                  --            170,389
       shares authorized and 6,682,718 shares
       issued and outstanding at September 30, 1997
       (Pro Forma 50,000,000 shares authorized and
       16,616,023 shares issued and outstanding)
                          - Convert Willis Note ............         --               --                10,513(A)
                          - Convert Furst Group Note .......         --               --                 3,008(B)
                          - Acquire Switches ...............         --               --                14,000(C)
                          - Acquire Network Assets .........         --               --                36,041(D)
                          - TWG Share Purchase .............         --               --                40,000(E)
       Treasury Stock ......................................     (804,881)            --                  --           (804,881)
       Additional Paid-In Capital ..........................   21,435,837             --                  --         37,046,657
                          - Convert Willis Note ............         --               --             1,019,450(A)
                          - Convert Furst Group Note .......         --               --               677,328(B)
                          - Acquire Switches ...............         --               --             1,386,000(C)
                          - Acquire Network Assets .........         --               --             3,568,092(D)
                          - Issue Preferred Stock ..........         --               --             4,999,950(B,D)
                          - TWG Share Purchase .............         --               --             3,960,000(E)
       Stock Warrants ......................................      410,740             --                  --          1,191,740
                          - Convert Furst Group Note .......         --            169,000(B)             --
                          - Acquire Switches ...............         --               --               900,000(C)
                          - Closing Fees ...................         --               --                50,000(F)
       Deferred Compensation ...............................     (204,993)            --                  --           (204,993)
       Retained Deficit ....................................  (27,082,474)            --                  --        (27,377,159)
                          - Convert Furst Group Note .......         --            294,685(B)             --
                                                              -----------       ----------         -----------      -----------
    Total Shareholders' Equity (Deficit) ...................   (6,178,944)         463,685          16,664,432       10,021,803
                                                              ===========       ==========         ===========      ===========
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY (DEFICIT) .....  $13,082,520       $4,731,669         $22,735,802      $31,086,653
                                                              ===========       ==========         ===========      ===========

                 See notes to unaudited pro forma balance sheet

                             EQUALNET HOLDING CORP.
                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(1) BASIS OF PRESENTATION

The preceding table sets forth certain pro-forma balance sheet data of the Company. The unaudited Pro Forma Balance Sheet gives effect to the completion of the transactions described in this Current Report on Form 8-K as if these transactions had occurred on January 31, 1998. The pro forma information set forth above is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the date reflected or that may be achieved in the future.

(2) ADJUSTMENTS TO HISTORICAL FINANCIAL STATEMENTS

The preceding pro forma adjustments have been made to the unaudited January 31, 1998 balance sheet of the Company to give effect to the transactions as if they had occurred on January 31, 1998.

      (A) To reflect the conversion of the Willis Group $1,000,000 Convertible Secured Note plus interest of $51,333 for 1,051,333 shares of Common Stock at a price of $1.00 per share.

      (B) To reflect the exchange of The Furst Group Note and Warrant. The Note principal and Warrant is exchanged into 3,000 shares of Series B Preferred Stock at $1,000 per share. The accrued interest is paid by the issuance of 300,786 shares of Common Stock at $1.00 per share. An additional interest charge of $210,550 was recorded for the difference in the $1.00 and the fair market value of the stock at the time the exchange terms were agreed to, which was approximately $1.70 per share.

      The stated value for the Series B Preferred Stock is based on a negotiated amount and not a formal valuation. The Series B Preferred Stock is convertible into Common Stock at a rate of 500.00 shares of Common Stock per share of Series B Preferred, or an aggregate of 1,500,000 shares of Common Stock. The exchange ratio was established based on the strike price of the warrants that were originally granted with the Note.

      (C) To reflect the acquisition of the switches from the Willis Group by the Company for $5,850,000 in cash, and 1,400,000 shares of Common Stock (valued at $1,400,000 based on $1.00 per share), and Warrants to purchase 400,000 additional shares of Common Stock at $1.00 per share (valued at $400,000). The Company has secured financing for the switches through a loan from an unaffiliated third party lender. A portion of this financing is personally guaranteed by Mr. Michael Willis. As consideration for this guaranty Mr. Willis received a Warrant to purchase 500,000 shares of Common Stock, exercisable at $1.00 per share.

      The switches are carried at $8,083,000 which is the fair market value of all consideration paid by the Company for the equipment and associated software ($5,850,000 in cash; $433,000 in sales taxes, 1,400,000 shares of Common Stock at an assumed value of $1.00 per share and 400,000 warrants at an assumed value of $1.00 per share).

      (D) To reflect the purchase of the network assets from Netco Acquisition LLC for 2,081,633 shares of Common Stock at $1.00 per share and 2,000 shares of Series A Preferred Stock at $1,000.00 per share. The Company borrowed $1.5 million from Netco Acquisition LLC to fund the implementation of the telecommunications network. At closing , the amount advanced, plus accrued interest, was exchanged for Common Stock based on a $1.00 per share conversion price which was the market price of the stock at the time that the terms were agreed to.

      The stated value of the Series A Preferred Stock is based on a negotiated amount and not on a formal valuation. The Series A Preferred Stock is convertible into Common Stock at a rate of 1,000.00 shares of Common Stock per share of Series A Preferred, or an aggregate of 2,000,000 shares of Common Stock. The exchange ratio was established based on the market value of the Company's Common Stock on the date that the terms were agreed to.

      The excess of the cash and value of the network assets over the par value of the 3,581,633 shares issued in the transaction is allocated to Additional Paid In Capital.

      The network assets are carried at $5,604,133 which is the estimated fair market value of all consideration paid by the Company for the assets (2,000 shares of Preferred Stock at an assumed value of $1,000 per share, 2,081,633 shares of Common Stock at an assumed value of $1.00 per share and 1,522,500 shares of Common Stock at an assumed value of $1.00 per share).

      (E) To reflect the purchase by the Willis Group of 4,000,000 shares of Common Stock (valued at $1.00 per share).

      (F) To reflect the estimated closing costs of $300,000 cash and 50,000 warrants (valued at $50,000 based on $1.00 per share).


(3) DEPRECIATION AND AMORTIZATION

All equipment and intangibles associated with the switches and network assets are assumed to be amortized over 5 years.


(4) ADDITIONAL PAID IN CAPITAL

The amount allocated to Additional Paid In Capital is determined by the excess of cash paid or the fair value of stock sold or issued, respectively, over the par value of $0.01 per share.


(5) IMPACT ON PRO-FORMA EARNINGS

Had the proposed transactions taken place at the beginning of the respective periods indicated below, the proposed transactions would have had the following effect on selected results for the year ended June 30, 1997 and the seven months ended January 31, 1998:

                                   YEAR ENDED 6/30/97         SEVEN MONTHS ENDED 1/1/98
                              ----------------------------    --------------------------
                                ACTUAL          PRO FORMA       ACTUAL        PRO FORMA
                              ------------    ------------    -----------    -----------
Depreciation & amortization   $  5,999,000    $  8,416,200    $ 2,473,400    $ 3,882,900
Operating income (loss) ...   $(10,746,300)    (13,162,700)   $(4,294,100)   $(5,703,600)

Interest expense ..........   $ (1,022,284)   $ (1,744,000)   $  (726,400)   $  (938,100)

Net income ................   $(14,980,544)   $(18,118,600)   $(4,922,500)   $(6,543,700)

Earnings per share ........   $      (2.46)   $      (1.28)   $     (0.78)   $     (0.46)